Exhibit 99.(h)(iii)

Execution Version

AMENDED SCHEDULE B

(“Amendment”) to the

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

between

BNY MELLON INVESTMENT SERVICING (US) INC.

and

LORD ABBETT FAMILY OF FUNDS

BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Lord Abbett Family of Funds (“Lord Abbett”) hereby agree, with respect to the Transfer Agency and Shareholder Services Agreement (“Agreement”) dated March 29, 2022 and each investment company listed on the signature page to this Amended Schedule B of the Agreement (each, an “Investment Company” and collectively, the “Investment Companies”), each on its own behalf and on behalf of each Portfolio of each such Investment Company contained on Schedule B, to amend the Agreement effective as of April 8, 2024 (the “Effective Date”) as set forth herein. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Agreement shall control.

1.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	Subject to the specific modifications made herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Transfer Agency and Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Agreement by Electronic Signature, affirms authorization to execute this Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.	Lord Abbett Funds*

By: /s/ Robert M Stein Jr	By: /s/ Randolph A. Stuzin

Name: Robert M Stein Jr
Title: Vice President	Name:	Randolph A. Stuzin
On behalf of the Investment Company and each Fund, each in its individual and separate capacity, as Assistant Secretary of the Funds

*Lord Abbett Funds:

Lord Abbett Affiliated Fund, Inc.
Lord Abbett Bond Debenture Fund, Inc.
Lord Abbett Credit Opportunities Fund
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Floating Rate High Income Fund
Lord Abbett Global Fund, Inc.
Lord Abbett Investment Trust
Lord Abbett Mid Cap Stock Fund, Inc.
Lord Abbett Municipal Income Fund, Inc.
Lord Abbett Research Fund, Inc.
Lord Abbett Securities Trust
Lord Abbett Series Fund, Inc.
Lord Abbett Special Situations Income Fund
Lord Abbett Trust I
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

SCHEDULE B

(Effective : April 8, 2024)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of March 29, 2022, between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on this Schedule B.

Funds

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.
Lord Abbett Credit Opportunities Fund
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett floating rate high income fund
Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Investment Trust
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund
Lord Abbett Mid Cap Stock Fund, Inc.
Lord Abbett Municipal Income Fund, Inc.
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Income Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Income Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund

Lord Abbett Sustainable Municipal Bond Fund
Lord Abbett Research Fund, Inc.
Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Lord Abbett Small-Cap Value Series
Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Lord Abbett special situations income fund
Lord Abbett Trust I
Lord Abbett Climate Focused Bond Fund
Lord Abbett Emerging Markets Equity Fund
Lord Abbett International Growth Fund
Lord Abbett Investment Grade Floating Rate Fund
Lord Abbett Short Duration High Yield Fund
Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.